UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2009
Evans Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York	14006

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 716-926-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On July 24, 2009, Evans Bancorp, Inc. (the “Company”) announced that Evans Bank, N.A. (the “Bank”), a wholly-owned subsidiary of the Company, had entered into a definitive purchase and assumption agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”). Pursuant to the Agreement, the Bank assumed all of the deposits (excluding certain brokered deposits), and certain other liabilities consisting primarily of accrued interest, and purchased substantially all of the assets, of Waterford Village Bank, a community bank located in Williamsville, New York.
     Total assets purchased (as calculated post-closing) amounted to approximately $47 million, including a loan portfolio of approximately $43 million, and total liabilities assumed amounted to approximately $51 million, consisting almost entirely of deposits. The Bank is receiving a discount of approximately $800,000 on the assets and is paying a 0.0% premium on the deposits.
     All of the purchased loans and foreclosed real estate that are being purchased by the Bank under the Agreement are covered by a loss sharing agreement between the FDIC and the Bank which is included in the Agreement. Under this loss sharing agreement, the FDIC has agreed to bear 80% of loan and foreclosed real estate losses up to $5.6 million and 95% of losses that exceed $5.6 million. Reimbursable losses are based on the book value of the relevant loans and foreclosed assets as determined by the FDIC as of the date of the acquisition, July 24, 2009. The procedures and schedule for reimbursements under the loss sharing agreement are set forth in the Agreement.
     On July 24, 2009, the Company issued a press release regarding the entry by the Bank into the Agreement with the FDIC. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement, including the loss sharing agreement, is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference herein.
Section 2 — Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 above is incorporated by reference in to this Item 2.01.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure
The information set forth under Item 1.01 above is incorporated by reference in to this Item 7.01.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.

To the extent that consolidated financial statements are required by this Item, they will be filed in an amendment to this report no later than October 9, 2009.

(b)	Pro Forma Financial Information.

To the extent that pro forma financial information is required by this Item, it will be filed in an amendment to this report no later than October 9, 2009.

(c)	Not applicable.

(d)	Exhibits.

Exhibit 2.1	Purchase and Assumption Agreement dated as of July 24, 2009, by and among Federal Deposit Insurance Corporation, Receiver of Waterford Village Bank, Federal Deposit Insurance Corporation, and Evans Bank, N.A.

Exhibit 99.1	Press release issued by Evans Bancorp, Inc. on July 24, 2009
The submission of Item 7.01 of this Current Report on Form 8-K is not an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD. Additionally, the information set forth under Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.
July 30, 2009	By:	/s/ David J Nasca
		Name:	David J Nasca
		Title:	President & C.E.O.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Purchase and Assumption Agreement dated as of July 24, 2009, by and among Federal Deposit Insurance Corporation, Receiver of Waterford Village Bank, Federal Deposit Insurance Corporation, and Evans Bank, N.A.

99.1	Press release issued by Evans Bancorp, Inc. on July 24, 2009